EXHIBIT 10.14


THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION THEREFROM EXISTS AND IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                             ANTENNAS AMERICA, INC.

                                 Promissory Note

$200,000                                                       February 15, 1999

1.       Promise to Pay

         FOR VALUE RECEIVED, Antennas America, Inc., a Utah company (the "Company"), whose address is 4860 Robb Street, Suite 101, Wheat Ridge, Colorado 80333-2163, hereby promises to pay to the order of Jasco Products Co., Inc. ("Holder"), at the address set forth below, upon the terms and conditions set forth herein, the principal amount of $200,000, plus interest at the rate set forth below, with the principal and all accrued and unpaid interest payable as set forth below.

2.       Interest Rates

         Interest shall accrue at the rate of 12% per annum during the period commencing on the date of this Promissory Note and ending on March 1, 2000 and thereafter at the rate of 14 percent per annum until paid in full. This
Promissory Note may be prepaid, in whole or in part, at any time without prepayment penalty of any nature.

3.       Principal Payment

         Repayment of the entire principal amount of this Promissory Note is to be made as follows: The Holder will provide a purchase order to the Company for the 4750, 4752, 5754, 4758, and 4759 antenna systems on a monthly basis pursuant to the terms of the Exclusive Distribution Agreement entered into by the parties on October 7, 1998. The Company will invoice Holder for 50% of the amount of the antennas and apply the other 50% of the amount of the antennas to the principal amount of this Promissory Note.

4.       Interest Payment

         Interest will accrue at a rate of 12% per annum and 14% per annum at a rate of .03288% per day of the outstanding principal amount due through March 1, 2000 and .03836% per day thereafter. Interest is calculated per month based on the principal amount outstanding as reduced on the invoice date by Company to Holder. A check will be sent by the Company to Holder for the monthly accrued interest amount on or before the 10th day of the following month.

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5.       Investment Restriction

         The issuance of this Promissory Note has not been registered under any federal or state securities laws in reliance upon an exemption from registration. The Holder may not sell, offer for sale, transfer, pledge or hypothecate this Promissory Note in the absence of an effective registration statement covering such transaction under all applicable federal and state securities laws, unless the sale, offer of sale, transfer pledge or hypothecation is exempt from registration under all applicable federal and states securities laws or unless the contemplated transaction otherwise complies with all such laws. In acquiring this Promissory Note, the Holder represents and warrants to the Company that the Holder is acquiring the Promissory Note for the Holder's own account for investment purposes only and not with a view to sale or distribution.

6.       Availability Of Information

         Holder acknowledges that the Company has made available to Holder the opportunity to ask questions of, and receive answers from, the Company and other persons acting on its behalf concerning the terms and conditions of the transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given.

7.       Waiver

         No failure on the part of the Company or Holder to exercise, and no delay in exercising any right hereunder, shall operate as a waiver of such right; nor shall any single or partial exercise by the Company or Holder of any right preclude the exercise of any other right. The remedies of the Company and Holder herein provided are cumulative and not exclusive of any remedies provided herein or by law.

8.       Entire Agreement; Amendments

         This Promissory Note embodies the entire agreement between the Company and Holder relating to this Promissory Note and supersedes all prior agreements and understandings relating thereto, except for the Warrant Agreement and The Subscription Agreement between the Company and Holder of even date with this Promissory Note. This Promissory Note may be amended by an agreement in writing signed by the Company and the Holder.

9.       No Third-Party Beneficiaries

         The Company and Holder agree that this Promissory Note is solely for the benefit of the Company and Holder, and their respective successors and assigns, and no other person shall acquire or have any rights under or by virtue of this Promissory Note.

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10.      Notices

         All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this Section 10. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 10. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the party to be notified as shown below:

The Company:                                Antennas America, Inc.
                                            4860 Robb St., Ste. #101
                                            Wheat Ridge, CO 80033-2163
                                            303-421-4063
                                            303-424-5085 (fax)

     Holder:                                Jasco Products Co., Inc.
                                            311 N.W. 122nd St.
                                            Oklahoma City, OK 73114-7318
                                            405-752-0710
                                            405-752-1537 (fax)

11.      Severability

         If any obligation or portion of this Promissory Note is determined to be invalid or unenforceable under law, it shall not affect the validity or enforcement of the remaining obligations or portions hereof.

13.      Headings

         The Headings for the paragraphs of this Promissory Note are inserted for convenience only, and shall not constitute a part hereof.

                                          ANTENNAS AMERICA, INC.

                                          By:  /s/ Randall P. Marx, CEO



                                          HOLDER:  JASCO PRODUCTS CO., INC.

                                          By:  /s/ Scott Busby, VP and CFO